SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 August 21, 2005
                Date of Report (Date of earliest event reported)


                                SOYO GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                       333-42036                 95-4502724
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)


                            1420 South Vintage Avenue
                         Ontario, California 91761-3646
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (909) 292-2500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities
          ---------------------------------------

On August 21, 2005 we were able to reach final agreement with a former suppliers over unpaid debts. To settle the debt, we issued 1,767,130 shares of our common stock to the creditor in return for the retirement of $1,021,675 of our trade payable.

On September 28, 2005, we issued 1,286,669 shares of our common stock to pay off two loans. On March 29, 2004, LGT Computer, Inc. loaned the Company $213,750 pursuant to an unsecured note payable due March 28, 2005, with interest at 4% per annum. On May 29, 2004, LGT Computer, Inc. loaned the Company an additional $700,000 pursuant to an unsecured note payable due May 29, 2005, with interest at 4% per annum. On March 28, 2005, by mutual agreement of the parties, the due date of the notes were extended one year at the same interest rate. The shares issued paid off both loans in full, including accrued interest.

The shares of common stock were issued without registration in reliance upon the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended, based on certain representations made to us by the recipients.



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                          SOYO GROUP, INC.
                                                          ----------------
                                                            (Registrant)




Date: August 26, 2005                             By: /s/ NANCY CHU
     -----------------                               ---------------------------
                                                     Nancy Chu, CFO